Exhibit 10.2

GUARANTY

Property Commonly Known as

“Data Center Facility, ACC4, Ashburn, Virginia”

THIS GUARANTY (“Guaranty”) made as of October 24, 2008, by DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership (“Guarantor”), to and for the benefit of KEYBANK NATIONAL ASSOCIATION (“KeyBank”), a national banking association, as Agent (“Agent”), and KeyBank and the other lenders now or hereafter a party to the Credit Agreement (as hereinafter defined) (the “Lenders”) (Agent and the Lenders, and their successors and assigns, are hereinafter referred to collectively as the “Credit Parties”).

R E C I T A L S

A. On or about the date hereof, Grizzly Ventures LLC, a Delaware limited liability company (“Borrower”), Guarantor, Agent and the Lenders entered into that certain Credit Agreement (the “Credit Agreement”) whereby the Lenders agreed to make a term loan (the “Loan”) available to Borrower in the maximum aggregate amount at any time outstanding not to exceed the sum of One Hundred Million and no/100 Dollars ($100,000,000.00), secured by a data center facility of approximately 348,464 gross square feet with a critical load of 36.4 mega volt amps (the “Property”). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

B. In connection with the Loan, Borrower has executed and delivered the Notes in favor of Lenders, payment of which is secured by (i) the Mortgage, and (ii) the other Loan Documents.

C. Guarantor will derive material financial benefit from the Loan evidenced and secured by the Notes, the Mortgage and the other Loan Documents.

D. The Credit Parties have relied on the statements and agreements contained herein in agreeing to make the Loan. The execution and delivery of this Guaranty by Guarantor is a condition precedent to the making of the Loan by Lenders.

AGREEMENTS

NOW, THEREFORE, intending to be legally bound, Guarantor, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration the receipt and sufficiency of which are acknowledged, hereby covenants and agrees for the benefit of the Credit Parties and their respective successors, indorsees, transferees, participants and assigns as follows:

1. Guarantor, absolutely, unconditionally, and irrevocably guarantees:

(a) subject to the terms of Section 22 below, the full and prompt payment of the principal of and interest on the Notes when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the full and prompt payment of all sums which may now be or may hereafter become due and owing under the Notes, the Credit Agreement and the other Loan Documents;

(b) the full, complete and punctual observance, performance and satisfaction of all of the other obligations, duties, covenants and agreements of Borrower under the Credit Agreement and the other Loan Documents; and

(c) the full and prompt payment of any Enforcement Costs (as hereinafter defined in Section 7 hereof).

All amounts due, debts, liabilities, payment obligations and other obligations described in subsections (a) through (c) of this Section 1 are referred to herein as the “Obligations.”

2. In the event of any default by Borrower in the payment or performance of the Obligations and the expiration of any applicable cure or grace period, Guarantor agrees, on demand by Agent or the Credit Parties (which demand may be made concurrently with notice to Borrower that Borrower is in default of its obligations), to pay and perform all the Obligations regardless of any defense, right of setoff or claims which Borrower or Guarantor may have against any of the Credit Parties. The Credit Parties shall have the right, at their option, either before, during or after commencing foreclosure or sale proceedings, as the case may be, and before, during or after pursuing any other right or remedy against Borrower or Guarantor, to perform any and all of the Obligations by or through any agent of its selection, all as the Credit Parties in their sole discretion deem proper, and Guarantor shall indemnify and hold the Credit Parties free and harmless of, and against any and all loss, damage, cost, expense, injury, or liability the Credit Parties may suffer or incur in connection with the exercise of their rights under this Guaranty or the performance of the Obligations. Furthermore, the Credit Parties shall not have any obligation to protect or insure any collateral for the Loan, nor shall the Credit Parties have any obligation to perfect their security interest in any collateral for the Loan.

All of the remedies set forth herein and/or provided for in any of the Loan Documents or at law or equity shall be available to the Credit Parties, and the choice by the Credit Parties of one such alternative over another shall not be subject to question or challenge by Guarantor or any other Person, nor shall any such choice be asserted as a defense, setoff, or failure to mitigate damages in any action, proceeding, or counteraction by the Credit Parties to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude the Credit Parties from subsequently electing to exercise a different remedy. The parties have agreed to the alternative remedies hereinabove specified in part because they recognize that the choice of remedies in the event of a failure hereunder will necessarily be and should properly be a matter of good faith business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by the Credit Parties at the lowest cost to Borrower and/or Guarantor. It is the intention of the parties that such good faith choice by the Credit Parties be given conclusive effect regardless of such subsequent developments.

3. Guarantor hereby agrees that its obligations hereunder shall not be affected or impaired by, and hereby waives and agrees not to assert or take advantage of any defense based on:

(a) (i) any change in the amount, interest rate or due date or other term of any of the obligations hereby guaranteed, (ii) any change in the time, place or manner of payment of all or any portion of the obligations hereby guaranteed, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any obligations hereby guaranteed, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the obligations hereby guaranteed or any other instrument or agreement referred to therein or evidencing any obligations hereby guaranteed or any assignment or transfer of any of the foregoing;

(b) any subordination of the payment of the obligations hereby guaranteed to the payment of any other liability of Borrower or any other person;

(c) any act or failure to act by Borrower or any other Person which may adversely affect Guarantor’s subrogation rights, if any, against Borrower or any other Person to recover payments made under this Guaranty;

(d) any nonperfection or impairment of any security interest or other lien on any collateral, if any, securing in any way any of the obligations hereby guaranteed or any failure on the part of the Credit Parties to ascertain the extent or nature of any collateral or any insurance or other rights with respect thereto, or the liability of any party liable under the Loan Documents or the obligations evidenced or secured thereby;

(e) any application of sums paid by Borrower or any other Person with respect to the Obligations, regardless of what liabilities of Borrower remain unpaid;

(f) any defense of Borrower, including without limitation, the invalidity, illegality or unenforceability of any of the Obligations;

(g) either with or without notice to Guarantor, any renewal, extension, modification, amendment or another changes in the Obligations, including but not limited to any material alteration of the terms of payment or performance of the Obligations;

(h) any statute of limitations in any action hereunder or for the collection of the Notes or for the payment or performance of any obligation hereby guaranteed;

(i) the incapacity, lack of authority, death or disability of Borrower or any other Person or entity, or the failure of the Credit Parties to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of Borrower or Guarantor or any other Person;

(j) the dissolution or termination of existence of Borrower, Guarantor or any other Person;

(k) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower or Guarantor or any other Person;

(l) the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, Borrower or Guarantor or any other Person, or any of Borrower’s or Guarantor’s or any other Person’s properties or assets;

(m) an assertion or claim that the automatic stay provided by 11 U.S.C. §362 (arising upon the voluntary or involuntary bankruptcy proceeding of Borrower) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of the Credit Parties to enforce any of their rights, whether now or hereafter required, which the Credit Parties may have against Guarantor or any collateral for the Loan;

(n) any right or claim of right to cause a marshaling of the assets of Borrower or Guarantor;

(o) the damage, destruction, condemnation, foreclosure or surrender of all or any part of any collateral or the Property or any of the improvements located thereon;

(p) the failure of the Credit Parties to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation of Borrower or of any action or nonaction on the part of any other person whomsoever in connection with any obligation hereby guaranteed;

(q) any failure or delay of the Credit Parties to commence an action against Borrower or any other Person, to assert or enforce any remedies against Borrower under the Notes or the other Loan Documents, or to realize upon any security;

(r) any failure of any duty on the part of the Credit Parties to disclose to Guarantor any facts they may now or hereafter know regarding Borrower (including, without limitation Borrower’s financial condition), any other person or entity, any collateral, or any other assets or liabilities of such person or entity, whether such facts materially increase the risk to Guarantor or not (it being agreed that Guarantor assume responsibility for being informed with respect to such information);

(s) failure to accept or give notice of acceptance of this Guaranty by the Credit Parties;

(t) failure to make or give notice of presentment and demand for payment of any of the indebtedness or performance of any of the obligations hereby guaranteed;

(u) failure to make or give protest and notice of dishonor or of default to Guarantor or to any other party with respect to the indebtedness or performance of obligations hereby guaranteed;

(v) any and all other notices whatsoever to which Guarantor might otherwise be entitled;

(w) any lack of diligence by the Credit Parties in collection, protection or realization upon any collateral securing the payment of the indebtedness or performance of obligations hereby guaranteed;

(x) the invalidity or unenforceability of the Notes, or any of the other Loan Documents, or any assignment or transfer of the foregoing;

(y) the compromise, settlement, release or termination of any or all of the obligations of Borrower under the Notes or the other Loan Documents;

(z) any transfer by Borrower or any other Person of all or any part of the security encumbered by the Loan Documents;

(aa) any right to require the Credit Parties to proceed against Borrower or any other Person or to proceed against or exhaust any security held by the Credit Parties at any time or to pursue any other remedy in the Credit Parties’ power or under any other agreement before proceeding against Guarantor hereunder or under any other Loan Document;

(bb) the failure of the Credit Parties to perfect any security or to extend or renew the perfection of any security;

(cc) any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Guaranty;

(dd) any inaccuracy of any representation or other provision contained in any Loan Document;

(ee) any sale or assignment of the Loan Documents, or any interest therein;

(ff) any and all rights, benefits and defenses which might otherwise be available under the provisions of any other applicable statues, rules or common law principals or provisions which might operate to limit Guarantor’s liability under, or the enforcement of, this Guaranty; or

(gg) to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Guarantor might otherwise be entitled, it being the intention that the obligations of Guarantor hereunder are absolute, unconditional and irrevocable.

Guarantor understands that the exercise by the Credit Parties of certain rights and remedies may affect or eliminate Guarantor’s right of subrogation against Borrower and that Guarantor may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, Guarantor hereby authorizes and empowers the Credit Parties, their successors, endorsees and assigns, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, including, without limitation, any remedies against Borrower with respect to the Notes, it being the purpose and intent of Guarantor that the obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances.

4. Guarantor hereby consents and agrees that the Credit Parties may at any time, and from time to time, without thereby releasing Guarantor from any liability hereunder and without notice to or further consent from Guarantor or any other Person, either with or without consideration: release or surrender any lien or other security of any kind or nature whatsoever held by them or by any person, firm or corporation on their behalf or for their account, securing any indebtedness or liability hereby guaranteed; substitute for any collateral so held by them, other collateral of like kind, or of any kind; modify the terms of the Notes or the Loan Documents; extend or renew the Notes for any period; grant releases, compromises and indulgences with respect to the Notes or the Loan Documents and to any persons or entities now or hereafter liable thereunder or hereunder; release any other guarantor, surety, endorser or accommodation party of the Notes or any other Loan Document; or take or fail to take any action of any type whatsoever. No such action which the Credit Parties shall take or fail to take in connection with the Notes or the Loan Documents, or any of them, or any security for the payment of the indebtedness of Borrower to the Credit Parties or for the performance of any obligations or undertakings of Borrower or Guarantor, nor any course of dealing with Borrower or any other Person, shall release Guarantor’s obligations hereunder, affect this Guaranty in any way or afford Guarantor any recourse against the Credit Parties. The provisions of this Guaranty shall extend and be applicable to all replacements, supplements, renewals, amendments, extensions, consolidations, restatements and modifications of the Notes and the other Loan Documents, and any and all references herein to the Notes and the other Loan Documents shall be deemed to include any such replacements, supplements, renewals, extensions, amendments, consolidations, restatements or modifications thereof. Without limiting the generality of the foregoing, Guarantor acknowledges the terms of Section 18 of the Credit Agreement and agree that this Guaranty shall extend and be applicable to each new or replacement note delivered by Borrower pursuant thereto without notice to or further consent from Guarantor. Guarantor acknowledges that no representations of any kind whatsoever have been made by the Credit Parties. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Credit Parties except as expressly set forth in a writing duly signed and delivered by Agent in accordance with the provisions of the Credit Agreement.

5. This is an absolute, present and continuing guaranty of payment and performance and not of collection. Guarantor agrees that this Guaranty may be enforced by the Credit Parties without the necessity at any time of resorting to or exhausting any other security or collateral given in connection herewith or with the Notes, Credit Agreement, Mortgage or any of the other Loan Documents through foreclosure or sale proceedings, as the case may be, under the Mortgage or otherwise, or resorting to any other guaranties, and Guarantor hereby waives any right to require the Credit Parties to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent the Credit Parties from pursuing concurrently or successively all rights and remedies available to them at law and/or in equity or under the Notes, Credit Agreement, Mortgage or any other Loan Documents, and the exercise of any of their rights or the completion of any of their remedies shall not constitute a discharge of Guarantor’s obligations hereunder, it being the purpose and intent of Guarantor that the obligations of Guarantor hereunder shall be absolute, independent and unconditional under any and all circumstances whatsoever. None of Guarantor’s obligations under this Guaranty or any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under the Notes, Credit Agreement, Mortgage or other Loan Documents or by reason of the bankruptcy of Borrower or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower. This Guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Notes, Credit Agreement, Mortgage or any other Loan Document is rescinded or otherwise required to be returned by the Credit Parties upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of Borrower, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of or trustee or similar officer for, Borrower or any substantial part of its property, or otherwise, all as though such payment to the Credit Parties had not been made, regardless of whether the Credit Parties contested the order requiring the return of such payment. In the event of the foreclosure of the Mortgage and of a deficiency, Guarantor hereby promises and agrees forthwith to pay the amount of such deficiency notwithstanding the fact that recovery of said deficiency against Borrower would not be allowed by applicable law; however, the foregoing shall not be deemed to require that the Credit Parties institute foreclosure proceedings or otherwise resort to or exhaust any other collateral or security prior to or concurrently with enforcing this Guaranty.

6. In the event any Credit Party or any holder of the Notes shall assign a Note to any other Credit Party or other entity to secure a loan from such Credit Party or other entity to any Credit Party or such holder for an amount not in excess of the amount which will be due, from time to time, from Borrower to such Credit Party under such Note with interest not in excess of the rate of interest which is payable by Borrower to such Credit Party under such Note, Guarantor will accord full recognition thereto and agree that all rights and remedies of such Credit Party or such holder hereunder shall be enforceable against Guarantor by such Credit Party or other entity with the same force and effect and to the same extent as would have been enforceable by such Credit Party or such holder but for such assignment; provided, however, that unless such Credit Party shall otherwise consent in writing, such Credit Party shall have an unimpaired right, prior and superior to that of its assignee or transferee, to enforce this Guaranty for the Credit Parties’ benefit to the extent any portion of the Indebtedness or any interest therein is not assigned or transferred.

7. If: (a) this Guaranty is placed in the hands of an attorney for collection or is collected through any legal proceeding; (b) an attorney is retained to represent the Credit Parties in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Guaranty; (c) an attorney is retained to provide advice or other representation with respect to this Guaranty; or (d) an attorney is retained to represent any one or more of the Credit Parties in any proceedings whatsoever in connection with this Guaranty and the Credit Parties prevail in any such proceedings, then Guarantor shall pay to the Credit Parties upon demand all attorney’s fees, costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder, regardless of whether all or a portion of such Enforcement Costs are incurred in a single proceeding brought to enforce this Guaranty as well as the other Loan Documents.

8. The parties hereto intend and believe that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of the Credit Parties or the holder of the Notes under the remainder of this Guaranty shall continue in full force and effect.

9. TO THE GREATEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALLING OF ASSETS BY THE CREDIT PARTIES. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS GUARANTY (EACH, A “PROCEEDING”), THE CREDIT PARTIES AND GUARANTOR IRREVOCABLY (A) SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE COMMONWEALTH OF VIRGINIA, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVE ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVE THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS GUARANTY SHALL PRECLUDE THE CREDIT PARTIES FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. THE CREDIT PARTIES AND GUARANTOR FURTHER AGREE AND CONSENT THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY COMMONWEALTH OF VIRGINIA OR UNITED STATES COURT SITTING IN THE COMMONWEALTH OF VIRGINIA MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE APPLICABLE PARTY AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF SUCH PARTY SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED. FURTHERMORE, THE GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE BENEFITS OF SECTIONS 49-25 AND 49-26 OF THE CODE OF VIRGINIA (1950), AS AMENDED.

10. Any indebtedness of Borrower to Guarantor now or hereafter existing is hereby subordinated to the payment and performance of the Obligations. Guarantor agrees that, until the entire Indebtedness has been paid in full and all other Obligations have been paid and performed, Guarantor will not seek, accept, or retain for its own account, any payment from Borrower on account of such subordinated debt. Any payments to Guarantor on account of such subordinated debt shall be collected and received by Guarantor in trust for the Credit Parties and shall be paid over to the Credit Parties on account of the Indebtedness without impairing or releasing the obligations of Guarantor hereunder. Guarantor will not, by paying any sum recoverable hereunder (whether or not demanded by the Credit Parties) or by any means or on any other ground, claim any set-off or counterclaim against Borrower in respect of any liability of Guarantor to Borrower or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with the Credit Parties in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Borrower or the benefit of any other security for any of the Obligations hereby guaranteed which, now or hereafter, the Credit Parties may hold or in which they may have any share. Guarantor hereby expressly waives any right of contribution from or indemnity against Borrower, whether at law or in equity, arising from any payments made by

Guarantor pursuant to the terms of this Guaranty, and Guarantor acknowledges that Guarantor has no right whatsoever to proceed against Borrower or for reimbursement of any such payments. In connection with the foregoing, Guarantor expressly waives any and all rights of subrogation to the Credit Parties against Borrower, and Guarantor hereby waives any rights to enforce any remedy which the Credit Parties may have against Borrower and any rights to participate in any collateral for Borrower’s obligations under the Loan Documents.

11. Any amounts received by the Credit Parties from any source on account of the Loan may be utilized by the Credit Parties for the payment and performance of the Obligations and in such order as the Credit Parties may from time to time elect. Additionally, if the Obligations guaranteed hereby are less than the full indebtedness evidenced by the Notes, all rents, proceeds and avails of the Property, including proceeds of realization of the Credit Parties’ collateral and all other payments and collections, shall be deemed applied on the indebtedness of Borrower to the Credit Parties that is not guaranteed by Guarantor until such unguaranteed Obligations of Borrower to the Credit Parties has been fully repaid before being applied upon the Obligations guaranteed by Guarantor.

12. GUARANTOR AND THE CREDIT PARTIES (BY THEIR ACCEPTANCE HEREOF) HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

13. All notices, demands, requests or other communications to be sent by one party to another hereunder or required by law shall be given and become effective as provided in the Credit Agreement.

14. In order to induce the Lenders to make the Loan, Guarantor makes the following representations and warranties to the Credit Parties set forth in this Section. Guarantor acknowledges that but for the truth and accuracy of the matters covered by the following representations and warranties, the Lenders would not have agreed to make the Loan.

(a) Guarantor is duly formed, validly existing and in good standing in its state of organization and has qualified to do business and is in good standing in any state in which it is necessary in the conduct of its business.

(b) Guarantor maintains an office at the address set forth for such party in Section 13.

(c) Any and all balance sheets, net worth statements, and other financial data with respect to Guarantor which have heretofore been given to the Credit Parties by or on behalf of Guarantor fairly and accurately present the financial condition of Guarantor as of the respective dates thereof.

(d) The execution, delivery, and performance by Guarantor of this Guaranty does not and will not contravene or conflict with (i) any Laws, order, rule, regulation, writ, injunction or decree now in effect of any Government Authority, or court having jurisdiction over Guarantor, (ii) any contractual restriction binding on or affecting Guarantor or Guarantor’s property or assets which may adversely affect Guarantor’s ability to fulfill its obligations under this Guaranty, (iii) the instruments creating any trust holding title to any assets included in Guarantor’s financial statements, or (iv) the organizational or other documents of Guarantor.

(e) This Guaranty creates legal, valid, and binding obligations of Guarantor enforceable in accordance with its terms.

(f) Except as disclosed in writing to the Credit Parties, there is no action, proceeding, or investigation pending or, to the knowledge of Guarantor, threatened or affecting any Guarantor, which may adversely affect such Guarantor’s ability to fulfill its obligations under this Guaranty. There are no judgments or orders for the payment of money rendered against Guarantor for an amount in excess of $1,000,000 which have been undischarged for a period of ten (10) or more consecutive days and the enforcement of which is not stayed by reason of a pending appeal or otherwise. Guarantor is not in default under any agreements which may materially adversely affect such Guarantor’s ability to fulfill its obligations under this Guaranty.

(g) All statements set forth in the Recitals are true and correct.

All of the foregoing representations and warranties shall be deemed remade on the date of the first disbursement of Loan proceeds, on the date of each advance of Loan proceeds, and upon any extension of the Loan pursuant to the Credit Agreement. Guarantor hereby agrees to indemnify and hold the Credit Parties free and harmless from and against all loss, cost, liability, damage, and expense, including attorney’s fees and costs, which the Credit Parties may sustain by reason of the inaccuracy or breach of any of the foregoing representations and warranties as of the date the foregoing representations and warranties are made and are remade.

15. Guarantor shall deliver or cause to be delivered to the Credit Parties all of the Guarantor’s financial statements to be delivered in accordance with the terms of the Credit Agreement.

16. This Guaranty shall be binding upon the successors and assigns of Guarantor and shall not be discharged in whole or in part by the death or the dissolution of any principal in Guarantor. Guarantor may not assign or transfer any of its rights or obligations under this Guaranty without the prior written consent of the Credit Parties. If more than one party executes this Guaranty, the liability of all such parties shall be joint and several.

17. THIS GUARANTY, THE NOTES, AND ALL OTHER INSTRUMENTS EVIDENCING AND SECURING THE LOAN SECURED HEREBY WERE DELIVERED BY GUARANTOR AND ACCEPTED BY AGENT IN THE COMMONWEALTH OF VIRGINIA, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND THE UNDERLYING TRANSACTIONS EMBODIED HEREBY. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, PERFORMANCE OF THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER, THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE COMMONWEALTH OF VIRGINIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN

SUCH STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

18. Lenders shall be entitled to honor any request for Loan proceeds made by Borrower and shall have no obligation to see to the proper disposition of such advances. Guarantor agrees that their respective obligations hereunder shall not be released or affected by reason of any improper disposition by Borrower of such Loan proceeds.

19. In the event of the business failure of Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for Guarantor or Guarantor’s properties or assets, the Credit Parties may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Credit Parties allowed in any proceedings relative to Guarantor, or any of Guarantor’s properties or assets, and, irrespective of whether the indebtedness or other obligations of Borrower guaranteed hereby shall then be due and payable, by declaration or otherwise, the Credit Parties shall be entitled and empowered to file and prove a claim for the whole amount of any sums or sums owing with respect to the indebtedness or other obligations of Borrower guaranteed hereby, and to collect and receive any moneys or other property payable or deliverable on any such claim. Guarantor covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Guarantor shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. §105 or any other provision of the United States Bankruptcy Code, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of the Credit Parties to enforce any rights of the Credit Parties against Guarantor by virtue of this Guaranty or otherwise.

20. Guarantor agrees that in addition to disclosures made in accordance with standard banking practices, any Credit Party may disclose information obtained by such Credit Party pursuant to this Guaranty to assignees or participants and potential assignees or participants hereunder subject to the terms of the Credit Agreement.

21. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

22. (a) Without modifying or limiting any provision of this Guaranty or any agreement contained herein, it is hereby agreed that notwithstanding Section 1 of this Guaranty, the aggregate amount recoverable from the Guarantor pursuant to this Guaranty with respect to the principal balance of the Notes shall be limited to One Hundred Million Dollars and no/100 Dollars ($100,000,000.00).

(b) Guarantor specifically acknowledges that the limits and reductions set forth above are limits and reductions only upon the amount recoverable from the Guarantor with respect to the principal balance of the Notes and that such limitation does not affect the liability, scope and duration of the obligations of Guarantor hereunder, including, without limitation, Guarantor’s obligations with respect to (i) interest accrued under the Notes, (ii) any protective advances or other payment of funds made by the Credit Parties pursuant to any one or more of the Loan Documents with respect to any failure of Borrower to perform its obligations under the Loan Documents, and (iii) any Enforcement Costs. Furthermore, Guarantor specifically acknowledges and agrees that any reduction in the obligations of the Borrower under the Notes and the other Loan Documents whether by payment, realization by the Credit Parties upon any collateral for the Loan or otherwise, shall not reduce or otherwise affect the amount recoverable from Guarantor hereunder until either (1) Guarantor itself has paid and the Credit Parties have received the full amount recoverable from Guarantor as limited under the terms of this Section 22 or (2) all of the obligations guaranteed or undertaken by Guarantor hereunder have been fully and finally paid and performed in full as contemplated hereinabove.

(c) Notwithstanding anything in Sections 22(a) and (b) of this Guaranty to the contrary, there shall be no limit on Guarantor’s obligations and liabilities guaranteed pursuant to Section 1(b) of this Guaranty or the amount recoverable against Guarantor with respect thereto, and the provisions of this Section 22 shall not in any way limit Guarantor’s liability or obligations with respect thereto. Furthermore, nothing herein shall limit Guarantor’s obligations under the Environmental Indemnity or the Indemnity and Guaranty Agreement.

23. The Guarantor covenants and agrees that so long as any Loan or Note is outstanding that Guarantor shall comply with all of the covenants applicable to Guarantor and its Subsidiaries contained in the Credit Agreement.

24. This Guaranty shall, subject to the terms of Section 5 hereof, continue in effect until all of the Obligations and all of the obligations of Guarantor to Lender under this Guaranty are fully and finally paid, performed and discharged in accordance with their terms (and without regard to any extension, reduction or other alteration thereof in any proceeding under the Bankruptcy Code or any other proceeding described in Section 12.1(h), (i) or (j) of the Credit Agreement) and are not subject to any bankruptcy preference period or any other disgorgement, and the obligation of the Lenders to make disbursements of the Loan under the Credit Agreement shall have terminated.

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IN WITNESS WHEREOF, Guarantor has delivered this Guaranty as of the date first written above.

GUARANTOR:

DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership

By:	DUPONT FABROS TECHNOLOGY, INC., a Maryland corporation, its sole General Partner

	By:	/s/ Lammot J. du Pont
	Name:	Lammot J. du Pont
	Title:	Executive Chairman of the Board